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                                                                     Exhibit 5.2

[LETTERHEAD OF TITMUSS SAINER DECHERT APPEARS HERE]

Crown Cork & Seal Finance PLC,
Downsview Road,
Wantage,
Oxon OX12 4BP

                                                                 9 December 1996

Dear Sirs,

                 Crown Cork & Seal Finance PLC-Debt Securities
                 ---------------------------------------------

        We have acted as English solicitors to Crown Cork & Seal Finance PLC, an English public limited company ("Crown UK"), in connection with the registration on Form S-3 filed on 26 November 1996 with the Securities and Exchange Commission (the "Registration Statement"; terms defined in the Registration Statement being used herein as therein defined) under the US Securities Act of 1933, as amended (the "Act"), relating to the proposed offering of up to US $1,500,000,000 aggregate principal amount of debt securities of Crown UK, Crown Cork & Seal Company, Inc. ("CCS") and Crown Cork & Seal Finance S.A. ("CCFS")(the "Debt Securities"), to be issued in accordance with the provisions of an Indenture (the "Indenture") to be entered into between Crown UK, CCS and CCFS and the Bank of New York as trustee, substantially in the form attached as an exhibit to the Registration Statement.

        This opinion is limited to English law as presently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the United States of America.

        For the purposes of this opinion, we have examined the documents listed in a schedule attached to this letter (the "Schedule") and we have assumed that the Indenture will be executed in the form of the document we have examined. In such examination, we have assumed the genuiness of all signatures, that the form of the Debt Securities will conform to the form set forth in the Indenture, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Subject as mentioned herein, we are of the opinion that:-

(a) Crown UK is a company duly incorporated and validly existing under the laws of England; and

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                                   [LOGO OF TITMUSS SAINER DECHERT APPEARS HERE]

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(b)  When (i) the Indenture has been duly executed by the parties thereto;
     (ii) the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law of any jurisdiction other than England and Wales; and
     (iii) the Debt Securities have been duly authorised by Crown UK and duly issued in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof, the Debt Securities will, insofar as English law is concerned, constitute valid and binding obligations of Crown UK, except as enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent or undervalued transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity, principles of English public policy and English rules relating to enforcement or recognition of foreign judgements.

     As regards the opinion expressed in sub-paragraph (a) above, we have relied upon a search made today at the Companies Registry which revealed no order or resolution for the winding-up, or order for the administration of Crown UK. However, it should be noted that such a search is not capable of revealing whether or not a petition for a winding-up order or for an administration order has been presented in a County Court or District Registry or in the High Court of Justice. Notice of a winding-up order or administration order made or a resolution passed or a receiver or administrator appointed may not be filed at the Companies Registry immediately.

    In connection with the opinion expressed in sub-paragraph (b) above, we draw your attention to the facts that (i) if an original action is brought in England, predicated solely upon the United States Federal Securities laws, English courts may not have the requisite jurisdiction to adjudicate such action or grant the remedies sought; and (ii) the Debt Securities may not constitute valid and binding obligations of Crown UK to the extent that they are offered for sale or sold to the public or any section of the public in the United Kingdom.

    This opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose, or quoted or referred to in any public document or filed with any government agency or other person, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "The Subsidiary Issuers - Enforceability of Certain Civil Liabilities" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                       Yours faithfully,






                                  Titmuss Sainer Dechert
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                                   SCHEDULE

1. Memorandum and Articles of Association of Crown Cork & Seal Finance PLC ("Crown UK").

2. A copy of the Minutes of a Meeting of the Directors of Crown UK held on 26 November 1996.

3. A copy of the certificate issued by the Registrar of Companies for England and Wales and dated 26 November 1996 as to Crown UK's ability to commence business and borrow.

4.   A copy of the Registration Statement.

5. Draft form of Indenture dated 25 November 1996 filed as Exhibit 41 to the Registration Statement.